Exhibit 99.1

UWM Holdings Corporation Announces
Second Quarter 2022 Results
$215.4 million in 2Q22 Net Income;
Second Quarter Loan Origination Volume of $29.9 billion, including Purchase Volume of $22.4 billion
PONTIAC, MI, August 9, 2022 - UWM Holdings Corporation (NYSE: UWMC), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), the #1 wholesale and #1 purchase mortgage originator in America, today announced its results for the second quarter ended June 30, 2022. The Company reported 2Q22 net income of $215.4 million and diluted earnings per share of $0.09. Loan origination volume for the quarter was $29.9 billion, which included $22.4 billion in purchase volume. Net income for the second quarter was inclusive of a $26.2 million increase in fair value of MSRs.

Mat Ishbia, Chairman and CEO of UWMC, said, "UWM's scale and agility, coupled with the momentum of the broker channel drove outstanding results in the second quarter. Not only were we able to deliver strong profitability, we also continued our streak of delivering significant purchase volume. We remain committed to providing elite service, technology and speed to enable our clients, independent mortgage brokers, to shine and grow in any market environment."

Second Quarter 2022 Financial Highlights

•Originations of $29.9 billion in 2Q22, compared to $59.2 billion in 2Q21
•Purchase originations of $22.4 billion in 2Q22, a 17% increase compared to $19.1 billion in 1Q22 and a 7% decrease compared to $24.1 billion in 2Q21
•Net income of $215.4 million in 2Q22, a 55% increase compared to $138.7 million of net income in 2Q21
•Total gain margin of 99 bps in 2Q22 compared to 81 bps in 2Q21
•Total equity of $3.2 billion at June 30, 2022, as compared to $2.7 billion at June 30, 2021
•Unpaid principal balance of MSRs increased to $308.1 billion with a WAC of 3.19% at June 30, 2022, as compared to $260.5 billion with a WAC of 2.97% at June 30, 2021

Production and Income Statement Highlights (dollars in thousands)

	Q2 2022	Q1 2022	Q2 2021
Loan origination volume(1)	$29,881,809	$38,812,329	$59,210,747
Total gain margin(1)(2)	0.99%	0.99%	0.81%
Net income	$215,445	$453,287	$138,712
Diluted EPS	0.09	0.22	0.07
Adjusted net income(3)	165,274	349,585	107,149
Adjusted EBITDA(3)	94,994	128,407	209,651

(1)Key operational metric - see discussion below.
(2)Represents total loan production income divided by loan origination volume.
(3)Non-GAAP metric - see discussion below.

Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q2 2022	Q1 2022	Q2 2021
Cash and cash equivalents	$958,656	$901,174	$1,048,177
Mortgage loans at fair value	5,332,383	5,208,167	12,404,112
Mortgage servicing rights	3,736,359	3,514,102	2,662,556
Total assets	11,016,910	10,990,953	16,844,098
Non-funding debt (1)	2,153,795	2,156,641	1,548,088
Total equity	3,223,902	3,166,242	2,686,986
Non-funding debt to equity (1)	0.67	0.68	0.58

(1)Non-GAAP metric - please see discussion below.

Mortgage Servicing Rights (dollars in thousands)

	Q2 2022	Q1 2022	Q2 2021
Unpaid principal balance	$308,093,311	$303,425,697	$260,514,602
Weighted average interest rate	3.19%	3.04%	2.97%
Weighted average age (months)	13	12	7
Technology Update
•BOLT, our latest underwriting technology, launched in Q3 of 2021, saw adoption increase from 1Q22 to 2Q22, and we continue to see this groundbreaking technology cut application to CTC (“Clear to Close”) on conventional loans that utilize BOLT by an average of approximately 4 business days, while also improving underwriting efficiency
Operational Highlights
•We averaged an application to Clear to Close of approximately 19 business days in 2Q22, while management estimates an industry average of 44 days1 during 1Q22
•Achieved Net Promoter Score of +87.7 in 2Q22, up from +84.8 in 2Q21
•Our 0.69% 60+ days delinquency and our 0.49% forbearance rates, as of June 30, 2022, are significantly better than the industry averages of 1.7%2 and 0.81%,3 respectively, highlighting our strong credit quality
•UWM launched Boost, a UWM-exclusive platform which provides independent mortgage brokers with streamlined access to purchase tailored leads, stay in touch with past clients, connect with real estate agents and opt into live call transfers. This new platform is designed to support additional long-term business growth for the wholesale channel.
•On June 22, 2022, launched "Game On" pricing initiative to capture market share and promote and grow the broker channel
•Hosted UWM Live, our inaugural in-person trade show at the UWM Sports Complex. Nearly 5,000 Loan Officers from across America attended for training, networking and presentations.
_____________________________
1 Source: ICE Mortgage Technology; 2 Source: CoreLogic (As of April 2022); 3 Source: Mortgage Bankers Association.

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q2 2022	Q1 2022	Q2 2021
Conventional	$14,891,850	$13,297,954	$17,439,162
Jumbo	1,718,616	1,532,197	3,151,864
Government	5,773,192	4,272,747	3,471,430
Total Purchase	$22,383,658	$19,102,898	$24,062,456

Refinance:	Q2 2022	Q1 2022	Q2 2021
Conventional	$5,335,495	$15,597,602	$30,143,310
Jumbo	382,393	702,631	2,737,040
Government	1,780,263	3,409,198	2,267,940
Total Refinance	$7,498,151	$19,709,431	$35,148,290
Total Originations	$29,881,809	$38,812,329	$59,210,746
Mat Ishbia, Chairman and CEO of UWMC also said, “As we look forward, I am confident that our strategy to grow the broker channel is working. With our Game On initiative we are already seeing the benefits of new brokers working with us as well as an uptick in new loan officers joining the channel, and an acceleration of traffic to our BeAMortgageBroker.com site. All of this gives us the chance to demonstrate our elite service, speed and technology, helping us further grow the broker channel and our own market share.”
Third Quarter 2022 Outlook
We anticipate third quarter production to be in the $23-$28 billion range, with gain margin from 30 to 60 basis points.
Dividend
Subsequent to June 30, 2022, for the seventh consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on October 10, 2022, to stockholders of record at the close of business on September 20, 2022. Additionally, the Board approved a proportional distribution to SFS Corp. of $150.2 million which is payable on October 10, 2022.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Tuesday, August 9, at 10:00 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
•https://conferencingportals.com/event/YModynrv
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income for periods prior to the first quarter of 2021 does not reflect a significant income tax provision, since UWM (the Company's accounting predecessor) is a pass-through entity not subject to federal and most state income taxes. For periods commencing with the first quarter of 2021, the Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income,” which is our pre-tax income adjusted for a 23.56% estimated annual effective tax rate. “Adjusted net income” is a non-GAAP Metric. "Adjusted diluted EPS" is defined as "Adjusted net income" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the change in Tax Receivable Agreement liability and the change in fair value of retained investment securities. We exclude the change in Tax Receivable Agreement liability, the change in fair value of the Public and Private Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions, as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, operating lines of credit, borrowings against investment securities, equipment note payable, and finance leases and the “Non-funding debt to equity ratio” as total non-funding debt divided by the Company’s total equity.

Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following table presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands):

Adjusted net income	Q2 2022	Q1 2022	Q2 2021
Earnings before income taxes	$216,214	$457,332	$140,174
Impact of estimated annual effective tax rate of 23.56%	(50,940)	(107,747)	(33,025)
Adjusted net income	$165,274	$349,585	$107,149

Adjusted diluted EPS	Q2 2022
Diluted weighted Average Class A Common shares outstanding	92,533,620
Assumed pro forma conversion of Class D shares (1)	1,502,069,787
Adjusted diluted weighted average shares outstanding	1,594,603,407

Adjusted Net Income (in thousands)	$165,274
Adjusted Diluted EPS	0.10

(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock.

Adjusted EBITDA	Q2 2022	Q1 2022	Q2 2021
Net income	$215,445	$453,287	$138,712
Interest expense on non-funding debt	29,692	29,558	22,292
Provision for income taxes	769	4,045	1,462
Depreciation and amortization	11,181	10,915	8,353
Stock-based compensation expense	1,676	1,828	2,327
Change in fair value of MSRs due to valuation inputs or assumptions	(176,456)	(390,980)	38,035
Deferred compensation, net	3,125	12,252	—
Change in fair value of Public and Private Warrants	(2,850)	(4,132)	(1,530)
Change in Tax Receivable Agreement liability	2,500	700	—
Change in fair value of investment securities	9,912	10,934	—
Adjusted EBITDA	$94,994	$128,407	$209,651

Non-funding debt and non-funding debt to equity	Q2 2022	Q1 2022	Q2 2021
Senior notes	$1,982,103	$1,981,106	$1,483,587
Borrowings against investment securities	118,786	118,786	—
Equipment note payable	1,536	1,803	2,583
Finance lease liability	51,370	54,945	61,918
Total non-funding debt	$2,153,795	$2,156,641	$1,548,088
Total equity	$3,223,902	$3,166,242	$2,686,986
Non-funding debt to equity	0.67	0.68	0.58
Forward-Looking Statements

This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our position amongst our competitors and ability to capture market share; (2) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (3) our growth to be the leading mortgage lender, and the timing of that growth; (4) the benefits and liquidity of our MSR portfolio; (5) our beliefs related to the amount and timing of our dividend; (6) our “Game On” initiative and its impact on our business and industry; (7) our foundation and strategies for success and growth and the drivers of that growth; (8) our expectations related to production and margin in the third quarter and full year 2022; (9) our “All-In” initiative and its impact on our business and industry; (10) our performance in shifting market conditions and the comparison of such performance against our competitors; (11) growth of the wholesale channel and the benefits to our business of such growth; (12) our investments in technology and the impact to our operations and financial results; and (13) our purchase production and product mix. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results materially differ from those stated or implied in the forward-looking statements, including (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (x) UWM’s ability to implement technological innovation; (xi) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. With respect to expectations regarding the share repurchase program, the amount and timing of share repurchases will depend upon, among other things, market conditions, share price, liquidity targets and regulatory requirements. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (the Company) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the largest wholesale mortgage lender in the United States, originating mortgage loans exclusively through the wholesale channel. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE YELLAND
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2022	December 31, 2021
Assets	(Unaudited)
Cash and cash equivalents	$958,656	$731,088
Mortgage loans at fair value	5,332,383	17,473,324
Derivative assets	125,079	67,356
Investment securities at fair value, pledged	125,193	152,263
Accounts receivable, net	350,090	415,691
Mortgage servicing rights	3,736,359	3,314,952
Premises and equipment, net	153,971	151,687
Operating lease right-of-use asset, net (includes $102,454 and $104,595 with related parties)	102,533	104,828
Finance lease right-of-use asset (includes $27,900 and $28,619 with related parties)	50,179	57,024
Other assets	82,467	60,145
Total assets	$11,016,910	$22,528,358
Liabilities and Equity
Warehouse lines of credit	$4,497,353	$15,954,938
Derivative liabilities	93,958	36,741
Borrowings against investment securities	118,786	118,786
Accounts payable, accrued expenses and other	780,166	1,087,411
Accrued distributions and dividends payable	159,461	9,171
Senior notes	1,982,103	1,980,112
Operating lease liability (includes $109,732 and $111,999 with related parties)	109,811	112,231
Finance lease liability (includes $28,633 and $29,087 with related parties)	51,370	57,967
Total liabilities	7,793,008	19,357,357
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of June 30, 2022	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 92,539,245 shares issued and outstanding as of June 30, 2022	9	9
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2022	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2022	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of June 30, 2022	150	150
Additional paid-in capital	669	437
Retained earnings	137,955	141,805
Non-controlling interest	3,085,119	3,028,600
Total equity	3,223,902	3,171,001
Total liabilities and equity	$11,016,910	$22,528,358

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended			For the six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenue
Loan production income	$296,535	$383,871	$479,274	$680,406	$1,553,939
Loan servicing income	179,501	198,565	145,278	378,066	269,067
Change in fair value of mortgage servicing rights	26,169	171,963	(219,104)	198,132	(278,363)
Gain (loss) on sale of mortgage servicing rights	—	—	10	—	4,773
Interest income	62,020	67,395	79,194	129,415	125,106
Total revenue, net	564,225	821,794	484,652	1,386,019	1,674,522
Expenses
Salaries, commissions and benefits	138,983	160,609	172,951	299,592	386,012
Direct loan production costs	25,757	26,718	15,518	52,475	28,680
Marketing, travel, and entertainment	20,625	12,837	11,330	33,462	21,825
Depreciation and amortization	11,181	10,915	8,353	22,096	15,642
General and administrative	39,909	38,323	42,116	78,232	58,894
Servicing costs	44,435	47,184	23,067	91,619	43,575
Interest expense	57,559	60,374	72,673	117,933	125,663
Other expense/(income)	9,562	7,502	(1,530)	17,064	(18,834)
Total expenses	348,011	364,462	344,478	712,473	661,457
Earnings before income taxes	216,214	457,332	140,174	673,546	1,013,065
Provision for income taxes	769	4,045	1,462	4,814	14,348
Net income	215,445	453,287	138,712	668,732	998,717
Net income attributable to non-controlling interest	207,079	431,357	130,448	638,436	942,468
Net income attributable to UWMC	$8,366	$21,930	$8,264	$30,296	$56,249

Earnings per share of Class A common stock:
Basic	$0.09	$0.24	$0.08	$0.33	$0.55
Diluted	$0.09	$0.22	$0.07	$0.32	$0.39
Weighted average shares outstanding:
Basic	92,533,620	92,214,594	102,760,823	92,374,988	102,908,906
Diluted	92,533,620	1,594,284,381	1,605,067,478	1,594,444,775	1,605,215,562

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of June 30, 2022, and the preceding four quarters and Statements of Operations for the quarter ended June 30, 2022, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Assets	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Cash and cash equivalents	$958,656	$901,174	$731,088	$950,910	$1,048,177
Mortgage loans at fair value	5,332,383	5,208,167	17,473,324	11,736,642	12,404,112
Derivative assets	125,079	241,932	67,356	143,807	75,438
Investment securities at fair value, pledged	125,193	138,417	152,263	41,809	—
Accounts receivable, net	350,090	617,608	415,691	340,028	317,458
Mortgage servicing rights	3,736,359	3,514,102	3,314,952	2,900,310	2,662,556
Premises and equipment, net	153,971	151,206	151,687	145,774	130,864
Operating lease right-of-use asset, net	102,533	103,670	104,828	105,902	87,130
Finance lease right-of-use asset	50,179	53,857	57,024	60,113	61,356
Other assets	82,467	60,820	60,145	55,655	57,007
Total assets	$11,016,910	$10,990,953	$22,528,358	$16,480,950	$16,844,098
Liabilities and Equity
Warehouse lines of credit	$4,497,353	$4,076,829	$15,954,938	$10,487,950	$11,249,213
Derivative liabilities	93,958	115,430	36,741	61,434	82,551
Borrowings against investment securities	118,786	118,786	118,786	32,560	—
Accounts payable, accrued expenses and other	780,166	1,207,145	1,087,411	1,231,826	1,021,119
Accrued distributions and dividends payable	159,461	159,460	9,171	10,087	160,444
Senior notes	1,982,103	1,981,106	1,980,112	1,484,370	1,483,587
Operating lease liability	109,811	111,010	112,231	117,824	98,280
Finance lease liability	51,370	54,945	57,967	60,871	61,918
Total liabilities	7,793,008	7,824,711	19,357,357	13,486,922	14,157,112
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of June 30, 2022	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 92,539,245 shares issued and outstanding as of June 30, 2022	9	9	9	10	10
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2022	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2022	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of June 30, 2022	150	150	150	150	150
Additional paid-in capital	669	542	437	313	187
Retained earnings	137,955	138,834	141,805	129,815	109,397
Non-controlling interest	3,085,119	3,026,707	3,028,600	2,863,740	2,577,242
Total equity	3,223,902	3,166,242	3,171,001	2,994,028	2,686,986
Total liabilities and equity	$11,016,910	$10,990,953	$22,528,358	$16,480,950	$16,844,098

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Revenue
Loan production income	$296,535	$383,871	$442,407	$589,461	$479,274
Loan servicing income	179,501	198,565	194,976	174,695	145,278
Change in fair value of mortgage servicing rights	26,169	171,963	(138,988)	(170,462)	(219,104)
Gain (loss) on sale of mortgage servicing rights	—	—	2,461	(5,443)	10
Interest income	62,020	67,395	104,601	102,063	79,194
Total revenue, net	564,225	821,794	605,457	690,314	484,652
Expenses
Salaries, commissions and benefits	138,983	160,609	146,697	164,971	172,951
Direct loan production costs	25,757	26,718	25,292	18,980	15,518
Marketing, travel, and entertainment	20,625	12,837	25,334	14,138	11,330
Depreciation and amortization	11,181	10,915	10,422	9,034	8,353
General and administrative	39,909	38,323	36,467	39,148	42,116
Servicing costs	44,435	47,184	36,200	29,192	23,067
Interest expense	57,559	60,374	88,772	90,221	72,673
Other expense/(income)	9,562	7,502	4,437	(8,710)	(1,530)
Total expenses	348,011	364,462	373,621	356,974	344,478
Earnings before income taxes	216,214	457,332	231,836	333,340	140,174
Provision for income taxes	769	4,045	(7,990)	3,483	1,462
Net income	215,445	453,287	239,826	329,857	138,712
Net income attributable to non-controlling interest	207,079	431,357	222,876	304,611	130,448
Net income attributable to UWMC	8,366	21,930	16,950	25,246	$8,264

Earnings per share of Class A common stock:
Basic	$0.09	$0.24	$0.17	$0.25	$0.08
Diluted	$0.09	$0.22	$0.11	$0.16	$0.07
Weighted average shares outstanding:
Basic	92,533,620	92,214,594	97,138,073	101,106,023	102,760,823
Diluted	92,533,620	1,594,284,381	1,599,785,759	1,603,710,511	1,605,067,478